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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this registration statement on Form S-4 (to be filed on or about May 29, 1998) of our report dated October 29, 1997 (except for Notes 2 and 3 as to which the dates are April 20, 1998 and March 20, 1998, respectively), on our audits of the financial statements of MTS Incorporated and Subsidiaries. We also consent to the references to our firm under the caption "Independent Accountants."

                                          /s/ COOPERS & LYBRAND L.L.P.

Sacramento, California
May 28, 1998